UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2009

Limited Brands, Inc.

(Exact Name of Registrant

as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The following information is being furnished pursuant to Item 7.01 “Regulation FD Disclosure”, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”), as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

In connection with the private offering of the Notes discussed in Item 8.01 below, Limited Brands, Inc. (the “Registrant”) delivered a slideshow presentation to prospective investors. An excerpt of the investor slide presentation is attached as Exhibit 99.1 hereto, which is incorporated by reference into this Item 7.01.

Item 8.01	Other Events.

On June 15, 2009, the Registrant announced that it has commenced a private offering of $500 million aggregate principal amount of Senior Notes due 2019 (the “Notes”). The Notes will be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws. A copy of the Press Release pursuant to which such announcement was made is attached hereto as Exhibit 99.2.

Neither this Current Report nor the information contained in this Current Report shall constitute an offer to sell or a solicitation.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

99.1    Excerpt of Investor Slide Presentation

99.2    Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc.

Date: June 15, 2009	By	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer*

*	Mr. Burgdoerfer is the principal financial officer and the principal accounting officer and has been duly authorized to sign on behalf of the Registrant.